Exhibit 99.3

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is effective as of September 20, 2006, between Dynamic Leisure Corporation, a Minnesota corporation, 5680A W. Cypress Street, Tampa, FL 33607 (the “Company”) and IMS-GA, LLC, 456 Montgomery Street, San Francisco, CA 94104 (the “Consultant”).

1.           Scope and Term of Services and Payment Terms. Consultant shall, upon the Company’s request, provide the services specified in Exhibit A, Section 1 (the “Services”). Consultant shall coordinate its efforts and report its progress regularly to the Company representative specified in Exhibit A, Section 2. Consultant shall provide such services during the period shown in Exhibit A, Section 3. The Company shall pay Consultant for its services as provided in Exhibit A, Section 4.

2.           Taxes and Benefits. No part of Consultant’s compensation hereunder shall be subject to withholding for any federal, state, social security, workers’ compensation or other required taxes or payments. Company will regularly report amounts its pays to Contractor by filing Forms 1099-MISC with the Internal Revenue Service as required by law. Contractor shall be solely responsible for and shall file, on a timely basis, all tax returns and payments required to be filed with or made to any federal, state or local taxing authority on Contractor’s behalf with respect to its performance of services and receipt of fees hereunder. Contractor shall be solely responsible for and shall maintain all required records and shall obtain all required licenses relating to its business. Contractor’s sole compensation for its services shall be as provided in Exhibit A, Section and its employees shall not be entitled to any other compensation for such services, including, but not limited to, any salary, wages, bonuses, benefits or expense or other reimbursements.

3.          Relationship of Parties. Consultant shall perform the Services under the Company’s general direction, but Consultant shall determine, in its sole discretion, the manner and means by which the Services are accomplished, subject to the express condition that it shall at all times comply with applicable law. Consultant is an independent contractor and is not an agent or employee of Company, and has no authority whatsoever to bind Company by contract or otherwise.

4.           Working Facilities. Consultant shall be furnished with all facilities and services as are suitable and adequate for the performance of Consultant's duties if the applicable Services require work to be performed at Company's facility. Otherwise, Consultant shall perform the work at Consultant's facility.

5.           Company Rules. Consultant shall observe the working hours, working rules and holiday schedules of Company if working on Company's premises.

6.           Company Property. Consultant acknowledges that Company's sole and exclusive property includes all documents, materials, data and the like that Company delivers to Consultant for Consultant's use in performing Services hereunder. Consultant agrees to redeliver promptly all Company property and all copies of Company property in Consultant's possession to Company at any time upon Company's request or upon termination of this Agreement for any reason or in any manner, except as Company may, by prior written permission, allow Consultant to retain.

7.	Proprietary Rights in Work Product and Data.

(a)         All work-product and other material developed, created, conceived, or first reduced to practice for Company pursuant to this Agreement (the “Work Product”), including all proprietary rights therein, including without limitation, all copyright, trademarks, trade secrets, moral rights, designs and multimedia content shall be the Company’s sole and exclusive property; and Consultant assigns to Company all of Consultant’s right, title and interest in the Work Product.

(b)         The materials that Consultant creates for Company may contain other materials that were not first developed by Consultant pursuant to this Agreement (the “Preexisting Materials”). Consultant grants Company a non-exclusive, nontransferable, worldwide license to modify, reproduce, publicly perform, publicly display the Preexisting Materials in connection with the use of the Work Product.

8.	Confidentiality.

(a)         The confidentiality provisions of this Agreement shall remain in full force and effect following the termination of this Agreement. Consultant shall not, without Company’s prior permission, disclose to anyone any confidential information including any proprietary information such as, but not limited to, formulas, specifications, manufacturing methods, documentation produced, business affairs, future plans, process information, customer lists, and any other information which is a valuable, special and unique asset of the Company, including any other information Consultant is specifically told is confidential (collectively, “Confidential Information”). Confidential Information shall not include information that is disclosed by Company or Consultant without restriction, becomes publicly available through no act of either party, or is received rightfully from a third party.

(b)         Consultant will not at any time or in any manner, either directly or indirectly, use any such Confidential Information for Consultant’s own benefit. Consultant will protect such information and treat it as strictly confidential. A violation of this paragraph shall be a material violation of this Agreement.

(c)         If it appears that Consultant has disclosed (or has threatened to disclose) Confidential Information in violation of this Agreement, the Company shall be entitled to an injunction to restrain Consultant from disclosing, in whole or in part, such Confidential Information, or from providing any services to any party to whom such Confidential Information has been disclosed or may be disclosed. The Company shall not be prohibited by this provision from pursuing other remedies, including a claim for loss and damages.

10.        Assignment. Consultant’s obligations under this Agreement may be assigned or transferred to any other person, firm, or corporation without the Company’s prior written consent.

11.        Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person, or upon transmission by facsimile if a confirming letter is mailed on the same day, or deposited in the United States mail, postage prepaid, addressed as follows:

To Company:

Dynamic Leisure Corporation

5680A West Cypress Street

Tampa, FL 33607

Attention: Chief Executive Officer

Phone: 813-877-6300

Fax: 813-877-6333

To Consultant:

IMS-GA, LLC

456 Montgomery Street, Suite 2200

San Francisco, CA 94104

Phone: 415-249-3376

Fax: 415-962-0612

12.        Entire Agreement. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes all prior written or oral agreements between the parties regarding the subject matter hereof.

13.        Amendment. This Agreement may be amended or a provision hereof waived only if the amendment or waiver, as applicable, is in writing and signed by both parties.

14.        Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

15.          Applicable Law. This Agreement shall be governed by the laws of the State of California, without giving effect to conflicts of law principles

16.          Counterparts. This Agreement may be executed in any number of counterparts, and by each party in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

DYNAMIC LEISURE CORPORATION	IMS-GA, LLC

By: /s/ Daniel Brandano	By: /s/ Gary Armitage
Daniel Brandano, President and CEO	Gary Armitage, Managing Member

Address:	5680A West Cypress Street	Address:	456 Montgomery Street, Suite 2200
Tampa, FL 33607	San Francisco, CA 94104

EXHIBIT A

1.            Scope of Services. This Agreement shall cover, but is not limited to the following list of business and financial consulting services: mergers/acquisitions diligence and negotiations, operational reviews, financial planning and reviews, market and competitive research, vendor and alliance strategy and negotiations, and general financial analysis.

2.             Contact Persons. The principal contact person for the Company shall be Dan Brandano. The principal contact person for the Consultant shall be Gary Armitage. Either party may change its principal contact person from time to time by written notice to the other party.

3.            Term of Services. This Agreement shall continue for a term of six (6) months, unless terminated by either party upon 30 days written notice.

4.	Payment Terms:

The Company shall pay Consultant 100,000 shares of common stock for business and financial consulting services, without proration, as a non-refundable retainer.

Any future services rendered by the Consultant for the Company shall be defined and priced on a project by project basis with a base fee structure, at the option of the Company, of (I) $150 per hour in cash and the equivalent of $100 per hour of common stock in the Company or (II) $200 per hour in cash. Consultant will invoice Company for services provided at the earlier of (a) the completion of the project or (b) end of the month. Company agrees to pay Consultant compensation within 15 business days of Consultant’s invoice(s).